UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2025
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐
Item 2.02. Results of Operations and Financial Condition.
On February 26, 2025, Semrush Holdings, Inc. (the “Company”) announced its financial results for the fiscal quarter and year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Oleg Shchegolev as CEO and appointment as CTO
On February 22, 2025, Oleg Shchegolev notified the Board of, and the Board accepted, his voluntary resignation from the role of the Company’s Chief Executive Officer (“CEO”), subject to and contingent upon the commencement of his successor in the CEO role. On February 22, 2025, the Board also appointed Mr. Shchegolev to the role of Chief Technology Officer (“CTO”) and appointed William Wagner as the new CEO, each effective March 10, 2025 (the “Transition Date”). In addition to serving as CTO, Mr. Shchegolev will remain as a member of the Company’s Board of Directors (“Board”). Mr. Shchegolev’s decision to resign as CEO did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Other than the change in title, there are no other changes to Mr. Shchegolev’s employment agreement or other compensatory arrangements with the Company. Mr. Shchegolev recused himself from any Board votes regarding his appointment as CTO.
Appointment of William Wagner as CEO
On February 22, 2025, William Wagner, age 57, was appointed by the Board as the CEO, effective as of the Transition Date. Mr. Wagner will continue to serve as a Class II director of the Board, which term on the Board expires at the Company’s 2026 annual meeting of stockholders. Mr. Wagner will not be entitled to any additional awards of compensation in connection with his Board service, and he resigned as the chairperson and as a member of the Board’s talent and compensation committee and as a member of the Board’s nominating and corporate governance committee effective February 22, 2025. Mr. Wagner recused himself from any Board or committee votes regarding his appointment as CEO and his compensation.
Mr. Wagner has served as a member of the Board since September 2022. Mr. Wagner currently serves on the board of directors of Akamai Technologies, Inc., a position he has held since April 2018, Avery Dennison Corp, a position he has held since October 2022, and Blackline, a position he has held since December 2023. In addition, Mr. Wagner serves on the board of directors of ChurnZero, a customer success software provider. From December 2015 until January 2022, Mr. Wagner served as the president and CEO of GoTo Group, formerly known as LogMeIn, Inc., a global SaaS company and pioneer in remote work technology. Mr. Wagner joined LogMeIn as chief operating officer in 2013 from Vocus, Inc. where he was executive vice president and chief operating officer. As part of his three decades in the technology industry, he previously served in positions at Fiberlink Communications Corporation and AT&T Corporation. Mr. Wagner has an MBA from the Wharton School of the University of Pennsylvania, as well as a BA from Lafayette College.

Mr. Wagner does not have family relationships with any of the Company’s other directors or executive officers. There are no other arrangements or understandings between Mr. Wagner and any other person pursuant to which Mr. Wagner was selected as the Company’s CEO. Mr. Wagner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Wagner Employment Agreement
In connection with his appointment as CEO, the Company entered into an employment agreement (the “Wagner Employment Agreement”) on February 24, 2025. Pursuant to the Wagner Employment Agreement, effective as of the Transition Date, Mr. Wagner will receive a base salary of $500,000 per year and will have an initial target bonus opportunity equal to 100% of his base salary, subject to the achievement of corporate and individual bonus objectives set by the Board or its talent and compensation committee. In addition, the Board granted to Mr. Wagner an award of $10 million restricted stock units (“RSU Award”) and an award of $12 million in performance stock units (“PSU Award”), both of which generally require Mr. Wagner’s continued performance of services through the applicable vesting date and, for the PSU Award, achievement of specified performance metrics.
Each of the RSU Award and the PSU Award were granted under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and form of award agreements thereunder. The amount of shares comprising each of the RSU Award and the PSU Award will be based upon the grant date value of the shares on the Transition Date. The RSU Award will vest in quarterly installments over three years following a one year cliff, subject to Mr. Wagner’s continued employment with the Company through each vesting date. The PSU Award will be earned based on the achievement of the percentile rank of the Company as compared to the Russell 2000 Index during a 3-year performance period, commencing on January 1, 2025 and ending on December 31, 2027. Mr. Wagner will be eligible to vest in a number of PSUs ranging from 0% to 200% of the target number of PSUs granted, based on attainment of the applicable performance goals during the three-year performance period with such PSUs vesting at the end of such 3-year performance period.
The Wagner Employment Agreement also provides that if Mr. Wagner resigns for “good reason” or the Company terminates his employment without “cause” (each as defined in the Wagner Employment Agreement), then Mr. Wagner will be eligible to receive the following severance benefits (less applicable withholdings), contingent upon Mr. Wagner executing and not revoking a separation agreement, including, among other things, a general release of claims in favor of the Company (the “Separation Agreement and Release”): (1) severance pay equal to 100% of his then-current base salary for a period of twelve months paid in installments; and (2) reimbursement of COBRA premiums for Mr. Wagner and his eligible dependents from the last day of employment until the earlier of: (i) twelve months or (ii) the time Mr. Wagner accepts employment with another employer that provides comparable benefits. Alternatively, if Mr. Wagner resigns for good reason or his employment is terminated without cause by us or a successor, in either case within three months prior to, or within 12 months following, a “sale event” (as defined in the Wagner Employment Agreement), Mr. Wagner will be eligible to receive the following severance benefits (less applicable withholdings), contingent upon executing and not revoking a Separation Agreement and Release: (1) severance pay equal to 150% of his then-current base salary for a period of 12 months, paid in a single lump sum within 60 days following his last day of employment; (2) a bonus calculated at 100% achievement of all Company and individual performance objectives, paid in a single lump sum within 60 days following his last day of employment; (3) reimbursement of COBRA premiums for Mr. Wagner and his eligible dependents from the last day of employment until the earlier of: (i) 18 months or (ii) the time that Mr. Wagner accepts employment with another employer that provides comparable benefits; and (4) in the event such awards are assumed or continued, 100% of the shares subject to his equity awards that are subject to time-based vesting will vest and become exercisable. In the event the parties to such sale event do not provide for the assumption, continuation or substitution of Mr. Wagner’s time-based equity awards, upon the effective time of the sale event, subject to Mr. Wagner’s employment with the Company at such time or his termination without cause or resignation for good reason within 3 months prior to such sale event, 100% of the equity awards subject to time-based vesting will vest and become exercisable.
Pursuant to the Wagner Employment Agreement, Mr. Wagner is eligible to participate in the employee benefit plans generally available to the Company’s employees and is subject to customary confidentiality covenants.

The foregoing summary of the Wagner Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Wagner Employment Agreement, a copy of which will be filed with the Company’s next Annual Report on Form 10-K filed with the Securities and Exchange Commission and is incorporated by reference.
In connection with his appointment as CEO, Mr. Wagner will also enter into the Company’s standard form of indemnification agreement for executive officers, a copy of which has previously been filed on March 16, 2021, as Exhibit 10.19 to the Company’s Registration Statement on Form S-1/A.
Resignation of Vitalii Obishchenko as Chief Operating Officer and appointment as Chief Product Officer
On February 25, 2025, Vitalii Obishchenko voluntarily resigned as the Company’s Chief Operating Officer (“COO”) and will transition to serving as the Company’s Chief Product Officer, effective as of the Transition Date. Mr. Obishchenko’s decision to resign as COO did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Other than the change in title, there are no other changes to Mr. Obishchenko’s employment agreement or other compensatory arrangements with the Company. The roles and responsibilities that Mr. Obishchenko previously performed as COO will be assumed by Mr. Wagner in his role as CEO.
Item 7.01. Regulation FD Disclosure
On February 26, 2025, the Company issued a press release announcing the Company leadership changes described herein. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.
The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events
Other Board Committee Changes
In connection with the leadership changes described herein, and effective February 22, 2025, (1) Trynka Shineman Blake joined the talent and compensation committee, (2) Dylan Pearce joined the nominating and corporate governance committee, and (3) Steven Aldrich is now serving as the chair of the talent and compensation committee.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the registrant on February 26, 2025, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: February 26, 2025	By:	/s/ David Mason
Name: David Mason
Title: Chief Legal Officer and Secretary